Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 90,626,661 shares of Capital Gold Corporation common stock of our report dated October 25, 2005 on the consolidated financial statements of Capital Gold Corporation and Subsidiaries for the year ended July 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                         s/ WOLINETZ, LAFAZAN & COMPANY, P.C.
                                         ------------------------------------

                                         WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
April 26, 2006